Natus Medical Announces Fourth Quarter and Full Year 2017 Financial Results

•	Reports record fourth quarter revenue of $131.4 million and full year revenue of $501.0 million

•	Reports fourth quarter GAAP earnings (loss) per share of $(0.22) and non-GAAP of $0.42

PLEASANTON, Calif. (February 7, 2018) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months and full year ended December 31, 2017.

For the fourth quarter ended December 31, 2017, the Company reported revenue of $131.4 million, an increase of 22.0% compared to $107.7 million reported for the fourth quarter 2016. GAAP gross profit margin was 56.4% vs. 60.4% reported for the fourth quarter 2016. GAAP net loss was $7.1 million, or $(0.22) per share, compared with GAAP net income of $10.2 million, or $0.31 per diluted share in the fourth quarter 2016.

Non-GAAP earnings per diluted share was $0.42 for the fourth quarter 2017, compared to $0.51 in the fourth quarter 2016. Non-GAAP net income was $14.0 million for the fourth quarter 2017 compared to the prior year's fourth quarter non-GAAP net income of $16.8 million. Non-GAAP gross profit margin was 60.4% vs. 61.3% reported for the fourth quarter of 2016.

For the year ended December 31, 2017, the Company reported revenue of $501.0 million, an increase of 31.2% compared to $381.9 million reported for the same period in 2016. GAAP gross profit margin was 56.1% vs. 61.5% reported for the same period in 2016. GAAP net loss was $20.3 million, or $(0.62) per share, compared with GAAP net income of $42.6 million, or $1.29 per diluted share in the same period in 2016.

Non-GAAP earnings per diluted share was $1.45 for the year ended December 31, 2017, compared to $1.62 in the same period in 2016. The Company reported non-GAAP net income of $48.1 million for the year ended December 31, 2017, compared to the prior year's non-GAAP net income of $53.5 million.

“As we previously released, revenue in the fourth quarter was lower than expected due to weakness in our U.S. neurodiagnostic business and lower than expected revenues from Otometrics. Revenue from our recently acquired neurosurgery business was above our expectations. Newborn care performed as expected during the quarter,” said Jim Hawkins, President and Chief Executive Officer of the Company. “Non-GAAP earnings per share correspondingly came in lower than expected as well.”

“We remain very excited about Otoscan, our digital ear scanning technology. While we expect minimal revenues from Otoscan in 2018 as our initial customer network is established, we believe digital imaging of the ear will become the standard for custom hearing aid fitting in the years ahead,” Hawkins continued.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (“the Tax Reform Act”) was enacted. The most material impact to the Company from the Tax Reform Act is the tax on deemed repatriation of all foreign subsidiary earnings. The repatriation tax resulted an estimated one-time tax cost of $18.3 million. In addition, the Tax Reform Act requires that the Company re-measure its deferred tax assets and liabilities to account for the impact of lower corporate tax rates on the future reversal of temporary differences. Due to the Company's net U.S. deferred tax asset position, this re-measurement results in an additional estimated tax cost of $3.9 million in the quarter. During the quarter, the Company also released its historical valuation allowance on its U.S. deferred tax assets. This one-time benefit decreased our GAAP tax expense by $10.8 million.

Financial Guidance

For the first quarter of 2018, the Company provided revenue guidance of $125.0 million to $127.0 million and non-GAAP earnings per share guidance of $0.23 to $0.24.

For the full year 2018, the Company provided revenue guidance of $535.0 million to $540.0 million and non-GAAP earnings per share to $1.60 to $1.65.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, which the Company expects to be approximately $6.8 million and $27.0 million for the first quarter 2018 and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.21 and $0.82 for the respective periods. Non-GAAP earnings per share also excludes the inventory FMV step-up of $2.6 million related to the Integra acquisition that is required for purchase accounting.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense and excludes all but restructuring charges from the calculation of non-GAAP gross margin: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, February 7, 2018. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 6794299. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 6794299. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding Otometrics revenue growth rate, increasing the profitability of Otometrics, the anticipated revenue and GAAP and non-GAAP earnings per share for the first quarter and full year 2018 and the impact of amortization expense associated with acquisition-related intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate the Otometrics acquisition and the integration of certain assets acquired from Integra, and achieve our profitability goals for Otometrics, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2016, and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$131,440	$107,699	$500,970	$381,892
Cost of revenue	54,761	42,090	213,376	144,632
Intangibles amortization	2,590	510	6,380	2,327
Gross profit	74,089	65,099	281,214	234,933
Gross profit margin	56.4%	60.4%	56.1%	61.5%
Operating expenses:
Marketing and selling	31,060	23,255	126,166	84,834
Research and development	13,724	10,847	51,822	33,443
General and administrative	16,923	13,652	74,424	50,877
Intangibles amortization	7,330	2,243	19,171	8,983
Restructuring	1	221	914	1,536
Total operating expenses	69,038	50,218	272,497	179,673
Income from operations	5,051	14,881	8,717	55,260
Interest expense	(1,783)	(114)	(5,069)	(419)
Other income/(expense), net	(516)	168	1,502	62
Income before tax	2,752	14,935	5,150	54,903
Provision for income tax expense	9,846	4,704	25,443	12,309
Net (loss) income	$(7,094)	$10,231	$(20,293)	$42,594
Earnings (loss) per share:
Basic	$(0.22)	$0.32	$(0.62)	$1.31
Diluted	$(0.22)	$0.31	$(0.62)	$1.29
Weighted-average shares:
Basic	32,648	32,405	32,564	32,460
Diluted	32,648	33,009	32,564	33,056

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	September 30,	December 31,
	2017	2017	2016
ASSETS

Current assets:
Cash and investments	$88,950	$132,405	$247,570
Accounts receivable, net	126,809	116,666	86,638
Inventories	71,529	69,322	49,587
Other current assets	18,340	22,605	22,004
Total current assets	305,628	340,998	405,799

Property and equipment, net	22,071	20,677	17,333
Goodwill and intangible assets	345,580	321,454	190,277
Deferred income tax	10,709	2,204	14,915
Other assets	25,931	18,952	20,688
Total assets	$709,919	$704,285	$649,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,242	$17,961	$18,700
Accrued liabilities	51,738	48,281	37,895
Deferred revenue	15,157	14,691	23,346
Total current liabilities	92,137	80,933	79,941

Long-term liabilities:
Long-term debt, net	154,283	154,235	140,000
Deferred income tax	19,407	34,835	3,684
Other long-term liabilities	21,995	9,263	8,013
Total liabilities	287,822	279,266	231,638
Total stockholders’ equity	422,097	425,019	417,374
Total liabilities and stockholders’ equity	$709,919	$704,285	$649,012

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	December 31, 2017	December 31, 2016
Operating activities:
Net income (loss)	$(7,094)	$10,232
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	1,313	183
Depreciation and amortization	9,239	4,059
Impairment of intangible assets	1,674	—
Loss on disposal of property and equipment	(35)	(8)
Warranty reserve	(3,036)	(339)
Share-based compensation	2,222	2,051
Changes in operating assets and liabilities:
Accounts receivable	(16,813)	424
Inventories	915	(1,315)
Prepaid expenses and other assets	4,096	1,874
Accounts payable	8,145	1,097
Accrued liabilities	17,057	(479)
Deferred revenue	658	(11,115)
Deferred income tax	(12,738)	(2,480)
Net cash provided by operating activities	5,603	4,184
Investing activities:
Acquisition of businesses, net of cash acquired	(48,421)	—
Purchases of property and equipment	(1,317)	(1,010)
Purchase of intangible assets	—	—
Sale of short-term investments	—	(8,590)
Net cash used in investing activities	(49,738)	(9,600)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	1,219	1,080
Repurchase of common stock	—	(1,032)
Taxes paid related to net share settlement of equity awards	(3,367)	(170)
Contingent consideration earn-out	(20)	—
Proceeds from borrowings	—	140,000
Net cash provided by (used in) financing activities	(2,168)	139,878
Exchange rate changes effect on cash and cash equivalents	2,848	(1,985)
Net increase (decrease) in cash and cash equivalents	(43,455)	132,477
Cash and cash equivalents, beginning of period	132,405	81,073
Cash and cash equivalents, end of period	$88,950	$213,550

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP based results:
Income before provision for income tax	$2,752	$14,935	$5,150	$54,903

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	2,590	510	6,380	2,327
Intangibles Amortization - Operating expense	7,330	2,242	19,171	8,983
Recall Accrual and Remediation Efforts (COGS)	(437)	—	3,507	267
Recall Accrual and Remediation Efforts (R&D)	1,066	2,462	7,637	2,462
Restructuring	1	221	914	1,536
Litigation	—	—	1,642	—
Direct costs of acquisitions (COGS)	3,145	460	7,590	460
Direct costs of acquisitions (M&S)	467	(19)	129	(3,429)
Direct costs of acquisitions (G&A)	1,813	1,523	4,183	1,902
Direct costs of acquisitions (R&D)	100	—	125	—
Direct costs of acquisitions (OI&E)	—	38	48	149
Peloton Collection Reserve	—	—	4,058	—
Discontinued product line charges (COGS)	—	—	1,684	—
Discontinued product line charges (G&A)	—	—	429	—
Non-GAAP income before provision for income tax	18,827	22,372	62,647	69,560

Income tax expense, as adjusted	$4,866	$5,596	$14,537	$16,095

Non-GAAP net income	$13,961	$16,776	$48,110	$53,465
Non-GAAP earnings per share:
Basic	$0.43	$0.52	$1.48	$1.65
Diluted	$0.42	$0.51	$1.45	$1.62

Weighted-average shares used to compute
Basic non-GAAP earnings per share	32,648	32,405	32,564	32,460
Diluted non-GAAP earnings per share	33,225	33,009	33,129	33,056

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP Gross Profit	74,089	65,099	281,214	234,933
Amortization of intangibles	2,590	510	6,380	2,327
Acquisition charges	3,145	460	7,590	460
Recall accrual and remediation efforts	(437)	—	3,507	267
Discontinued product line charges	—	—	1,684	—
Non-GAAP Gross Profit	79,387	66,069	300,375	237,987
Non-GAAP Gross Margin	60.4%	61.3%	60.0%	62.3%

GAAP Operating Profit	5,051	14,881	8,717	55,260
Amortization of intangibles	9,920	2,752	25,551	11,310
Recall accrual and remediation efforts	629	2,462	11,144	2,729
Litigation	—	—	1,642	—
Restructuring and acquisition charges	5,526	2,185	12,941	469
Peloton collection reserve	—	—	4,058	—
Discontinued product line charges	—	—	2,113	—
Non-GAAP Operating Profit	21,126	22,280	66,166	69,768
Non-GAAP Operating Margin	16.1%	20.7%	13.2%	18.3%

GAAP Provision for income tax expense (benefit)	9,846	4,704	25,443	12,309
Effect of accumulated change of pretax income	8,244	1,023	13,343	3,286
Effect of change in annual expected tax rate	(514)	(1,231)	(988)	(50)
Tax audit reserve	(1,263)	7	(1,263)	(543)
Release of historical tax asset valuation	10,755	—	—	—
Repatriation tax and tax asset re-measurement	(22,188)	—	(22,188)	—
Effect on acquisition cost	(14)	1,093	190	1,093
Non-GAAP Income tax expense, as adjusted	4,866	5,596	14,537	16,095

	Quarter Ended	Year Ended
	March 31, 2018	December 31, 2018
GAAP EPS Guidance	$0.02 - $0.03	$0.89 - $0.94
Amortization of Intangibles	0.21	0.82
Direct cost of acquisitions	0.05	0.08
Tax effect	(0.05)	(0.19)
Non-GAAP EPS Guidance	$0.23 - $0.24	$1.60 - $1.65